UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2018

IntelGenx Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

6420 Abrams, Ville Saint Laurent, Quebec, H4S 1Y2 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

     Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01	Entry Into a Material Definitive Agreement

On October 18, 2018, IntelGenx Technologies Corp. (the “Company”) agreed to issue and sell to investors a total of 17,144,314 units (the “Units”) at a price of $0.70 per Unit (the “Offering Price”) for gross proceeds of approximately $12 million (the “Offering”). Each Unit consists of one share of common stock of the Company and one half of one warrant (a “Warrant”) each whole Warrant to purchase one share of common stock of the Company at an exercise price of $1.00 per share. The Warrants will be exercisable immediately and will expire on the third anniversary of the date of their issuance.

The Offering was made on a best efforts basis in the United States and the Canadian provinces of British Columbia, Alberta, Manitoba, Ontario and Québec. H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive agent for the Units offered in the United States. Echelon Wealth Partners Inc. (“Echelon” and, together with Wainwright, the “Placement Agents”) acted as the exclusive placement agent for the Units offered in Canada.

The Company intends to use the net proceeds of the Offering for its Phase 2a Montelukast study, its Tadalafil 505(b)(2) submission to U.S. Food and Drug Administration, and working capital.

The closing of the Offering is expected to take place on or about October 22, 2018, subject to the satisfaction of customary closing conditions.

The sale of Units to certain investors in the United States will be made through securities purchase agreements (the “Securities Purchase Agreements”) entered into directly with certain institutional investors at the investor’s option. The Units (and shares issuable upon exercise of the Warrants and Placement Agent Warrants) will be issued pursuant to an effective Shelf Registration Statement on Form S-3, which was filed with the Securities and Exchange Commission (“SEC”) on September 24, 2018 and subsequently declared effective on October 15, 2018 (File No. 333- 227498), as amended. The Company has filed a prospectus supplement with the SEC in connection with the sale of the Units.

The Securities Purchase Agreements contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Pursuant to the Placement Agent Agreements, the Company will pay the Placement Agents (pro rata based on the sales made by such Placement Agent) a cash transaction fee equal to 7% of the aggregate gross proceeds to the Company from the sale of Units in the Offering. The Company will issue to the Placement Agents (pro rata based on the sales made by such Placement Agent) compensation warrants (the “Placement Agent Warrants”) to purchase a number of shares of the Company’s common stock equal to 7% of the number of shares of the Company’s common stock sold in the Offering. The Placement Agent Warrants are exercisable at a price of $0.875 and expire on October 22, 2021. As required by FINRA, the Placement Agent Warrants issued to Wainwright are subject to a 180-day lock-up, subject to certain customary exceptions.

The Company has granted Echelon an over-allotment option exercisable, in whole or in part, at the sole discretion of Echelon, at any time prior to 5:00 p.m. (Montreal time) on the date that is the 30th day after the closing of the Offering, to purchase additional Units and/or any combination of common stock and/or Warrants in an amount representing up to an additional 15% of the number of Units sold pursuant to the Offering, at the Offering Price to cover over-allocations, if any, and for market stabilization purposes.

The legal opinion of Dorsey & Whitney LLP relating to the legality of the issuance and sale of the Units and the common stock and Warrants included therein is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing is a summary of certain material terms and conditions of the Placement Agent Agreements, the Warrants, the Securities Purchase Agreements and are not a complete discussion of such agreements. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Placement Agent Agreements, Form of Warrant and Form of Securities Purchase Agreement attached to this Current Report on Form 8-K in Exhibits 1.1, 1.2, 4.1 and 10.1 respectively, and incorporated herein by reference.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Current Report on Form 8-K states that the Offering is expected to close on or about October 22, 2018. In fact, the closing of the Offering is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States and Canada. If these conditions are not satisfied or the specified contingencies do not occur, this Offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

1.1	Placement Agent Agreement between the Company and H.C. Wainwright & Co., LLC
1.2	Placement Agent Agreement between the Company and Echelon Wealth Partners Inc.
4.1	Form of Warrant
5.1	Opinion of Dorsey & Whitney LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Dorsey & Whitney LLP (included in its opinion filed as Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: October 19, 2018	By: /s/ Ingrid Zerbe
Ingrid Zerbe
Corporate Secretary